Exhibit 4.3
                                                                     -----------



                               EXCHANGE AGREEMENT
                               ------------------

EXCHANGE AGREEMENT ("Agreement") made as of the 27th day of July, 2004.
--------------------------------
A M O N G:
----------

          SWEET VALLEY FOODS INC., a Corporation  incorporated under the laws of
          -----------------------
          the Province of Ontario (hereinafter referred to as "SVFI")
                                                               ----

                                      -and

          MG HOLDINGS  INC., a  corporation  incorporated  under the laws of the
          -----------------
          Province of Ontario (hereinafter referred to as "MG Holdings")
                                                           -----------

                                      -and

          MONACO GROUP INC., a  corporation  incorporated  under the laws of the
          -----------------
          State of Delaware (hereinafter referred to as "Monaco")
                                                         ------

WHEREAS  pursuant to an Asset Purchase  Agreement dated as of May 25, 2004 among
-------
SVFI, MG Holdings, and Monaco, as such agreement is amended by the Asset Purchase Amending Agreement dated as of June 21, 2004 (hereafter, collectively referred to as the "Purchase Agreement"), the parties agreed that they would execute and deliver an exchange agreement which would govern the relationship among the parties as it related to the issuance and existence of exchangeable shares (the "Exchangeable Shares") in the capital of MG Holdings, which are to be issued pursuant to the Purchase Agreement;

AND WHEREAS the Articles of Incorporation of MG Holdings,  as amended, set forth
-----------
the  rights,   privileges,   restrictions   and  conditions   attaching  to  the
Exchangeable Shares;

AND WHEREAS the parties hereto have agreed to enter into this Agreement in order
-----------
to give effect to those exchange rights;

NOW  THEREFORE in  consideration  of the  respective  covenants  and  agreements
--------------
provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                                    ---------
                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

1.1    Definitions
       -----------

Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Share Provisions") attaching to
                                                 ----------------
the Exchangeable Shares as set out in the Articles of Incorporation of MG Holdings, as amended, unless the context requires otherwise.

1.2    Interpretation Not Affected by Headings
       ---------------------------------------

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter referred to the specified Article or Section of this Agreement.

The terms "this Agreement", "hereof', "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3    Number and Gender
       -----------------

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4    Date for any Action
       -------------------

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2
                                    ---------
                       COVENANTS OF MONACO AND EXCHANGECO
                       ----------------------------------

2.1    Covenants Regarding Exchangeable Shares
       ---------------------------------------

So long as any Exchangeable Shares not owned by Monaco or its Affiliates are outstanding, Monaco covenants and agrees in favour of SVFI and MG Holdings that it will:

     (a) not declare or pay any dividend on the Monaco Common Shares unless (i) MG Holdings shall on the same day declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares (an "Equivalent Dividend") and (ii) MG Holdings shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend or (iii) MG Holdings shall (y) subdivide the Exchangeable Shares in lieu of stock dividend thereon (as provided for in the Share Provisions) (an "Equivalent Stock Subdivision"), and (z) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

     (b) advise MG Holdings sufficiently in advance of the declaration by Monaco of any dividend on Monaco Common Shares and take all such other actions as are reasonably necessary, in co-operation with MG Holdings, to ensure that (i) the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Monaco Common Shares, or
          (ii) the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the Monaco Common Shares;

     (c) ensure that the record date for any dividend declared on Monaco Common Shares is not less than 10 Business Days after the declaration date of such dividend;

     (d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit MG Holdings, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Redemption Price, the Retraction Price or Redemption Call Purchase Price in




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                                       -3-


          respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Monaco or its Affiliates) upon the liquidation, dissolution or winding-up of MG Holdings or any other distribution of the assets of MG Holdings among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a Holder of Exchangeable Shares or a redemption of Exchangeable Shares by MG Holdings, including without limitation all such actions and all such things as are necessary or desirable to enable and permit MG Holdings to cause to be delivered Monaco Common Shares to the holders of Exchangeable Shares in accordance with Articles 5, 6, 7 or 8 of the provisions of the Share Provisions;

     (e) take all such actions and do all such things as are necessary or desirable to enable and permit Monaco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right. including without limitation all such actions and all such things as are necessary or desirable to enable and permit Monaco to cause to be delivered Monaco Common Shares to the Holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the redemption Call Right as the case may be; and

     (f) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of MG Holdings or any other distribution of the assets of MG Holdings among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of MG Holdings or any other distribution of the assets of MG Holdings among its shareholders for the purpose of winding up its affairs.

2.2    Segregation of Funds
       --------------------

Monaco will cause MG Holdings to deposit a sufficient amount of funds in a separate account of MG Holdings and segregate a sufficient amount of such other assets and property as is necessary to enable MG Holdings to pay dividends when due and to pay or otherwise satisfy its respective obligations under the Share Provisions, as applicable.

2.3    Reservation of Monaco Common Shares
       -----------------------------------

Monaco hereby represents, warrants and covenants in favour of MG Holdings and SVFI that Monaco has reserved for issuance and will, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Monaco Common Shares (or other shares or securities into which Monaco Common Shares may be reclassified or changed as contemplated by Section 2.6): as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and to enable and permit MG Holdings and Monaco to meet their respective obligations hereunder and under the Share Provisions.

2.4    Notification of Certain Events
       ------------------------------

In order to assist Monaco to comply with its obligations hereunder, MG Holdings will notify Monaco of each of the following events at the time set forth below:

     (a) in the event of any determination by the Board of Directors of MG Holdings to institute voluntary liquidation, dissolution or winding-up proceedings with respect to MG Holdings or to effect any other distribution of the assets of MG Holdings among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

     (b) promptly, upon the earlier of receipt by MG Holdings of notice of and MG Holdings otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of MG Holdings or to effect any other distribution of the assets of MG Holdings among its shareholders for the purpose of winding up its affairs; and

     (c) on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions.

2.5    Delivery of Monaco Common Shares to MG Holdings
       -----------------------------------------------

In furtherance of its obligations under Section 2.1(d), upon notice from MG Holdings of any event that requires MG Holdings to cause to be delivered Monaco Common Shares to any holder of Exchangeable Shares, Monaco shall forthwith allot, issue and deliver or cause to be delivered to the relevant holder of Exchangeable Shares as directed by MG Holdings the requisite number of Monaco Common Shares to be allotted to, received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares. All such Monaco Common Shares shall be duly authorized and validly issued as fully paid and shall be free and clear of any lien, claim or encumbrance.

2.6    Economic Equivalence
       --------------------

So long as any Exchangeable Shares not owned by Monaco or its Affiliates are outstanding:

     (a) Monaco will not without prior approval of MG Holdings and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Share Provisions:

          (i)  issue  or  distribute   Monaco   Common  Shares  (or   securities
               exchangeable  for or  convertible  into  or  carrying  rights  to acquire Monaco Common Shares) to the holders of all or substantially all of the then outstanding Monaco Common Shares by way of stock dividend or other distribution, other than an issue of Monaco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Monaco Common Shares) to holders of Monaco Common Shares (i) who exercise an option to receive dividends in Monaco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Monaco Common Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or scrip dividend; or

         (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Monaco Common




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                                       -5-


               Shares entitling them to subscribe for or to purchase Monaco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Monaco Common Shares); or

        (iii) issue or distribute to the holders of all or substantially all of the then outstanding Monaco Common Shares (A) shares or securities of Monaco of any class other than Monaco Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Monaco Common Shares) or (B) rights, options or warrants other than those referred to in Section 2.6(a)(ii);

          unless in each case the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares;

     (b) Monaco will not without the prior approval of MG Holdings and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Share Provisions:

          (i) subdivide, redivide or change the then outstanding Monaco Common Shares into a greater number of Monaco Common Shares; or

         (ii) reduce, combine, consolidate or change the then outstanding Monaco Common Shares into a lesser number of Monaco Common Shares; or

        (iii) reclassify or otherwise change Monaco Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting Monaco Common Shares; unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

     (c)  Monaco will  ensure that the record date for any event  referred to in
          Section 2.6(a) or Section 2.6(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Monaco (with contemporaneous notification thereof by Monaco to MG Holdings).

     (d) The Board of Directors of MG Holdings shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.6(a) or Section 2.6(b) in accordance with the Share Provisions and each such determination shall be conclusive and binding on Monaco.

     (e) MG Holdings agrees that, to the extent required, upon due notice from Monaco, MG Holdings will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by MG Holdings, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Monaco Common Shares and Exchangeable Shares as provided for in this Section 2.6.

2.7    Tender Offers
       -------------

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Monaco Common Shares (an "Offer") is proposed by Monaco or is proposed to Monaco or its shareholders and is recommended by the Board of Directors of Monaco, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Monaco, and the Exchangeable Shares are not redeemed by MG Holdings, Monaco will expeditiously and in good faith to take all such actions and do all such things as are reasonably necessary or desirable to enable and permit holders of Exchangeable Shares (other than Monaco and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Monaco Common Shares, without discrimination. Without limiting the generality of the foregoing, Monaco will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to exchange Exchangeable Shares (or, if so required, to ensure that any such exchange, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of MG Holdings to redeem Exchangeable Shares in accordance with the Share Provisions.

2.8    Ownership of Outstanding Shares
       -------------------------------

Without the prior approval of MG Holdings and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Share Provisions, Monaco covenants and agrees in favour of MG Holdings that, as long as any outstanding Exchangeable Shares are owned by any Person other than Monaco or any of its Affiliates, Monaco will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of MG Holdings.

2.9    Monaco and Affiliates Not to Vote Exchangeable Shares
       -----------------------------------------------------

Monaco covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Monaco further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Act (or any successor or other corporate statute by which MG Holdings may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.10   Ordinary Market Purchases
       -------------------------

For certainty, nothing contained in this Agreement, including without limitation the obligations of Monaco contained in Section 2.7, shall limit the ability of Monaco (or any of its subsidiaries including, without limitation, MG Holdings) to make ordinary market purchases of Monaco Common Shares in accordance with applicable laws and regulatory or stock exchange requirements.

                                    ARTICLE 3
                                    ---------
                                     GENERAL
                                     -------

3.1    Term
       ----

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect until the earlier of (i) ten years form the date hereof and (ii) such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Monaco and any of its Affiliates.

3.2    Severability
       ------------

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

3.3    Amendments, Modifications
       -------------------------

     (a) This Agreement may not be amended or modified except by an agreement in writing executed by MG Holdings, SVFI and Monaco and approved by the holders of the Exchangeable Shares in accordance with Section 9.2 of the Share Provisions.

     (b) No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

3.4    Ministerial Amendments
       ----------------------

Notwithstanding the provisions of Section 3.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all parties provided that the Board of Directors of each of MG Holdings and Monaco shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of MG Holdings and Monaco, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

     (c) making such changes or corrections which, on the advice of counsel to MG Holdings and Monaco, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of MG Holdings and Monaco shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

3.5    Meeting to Consider Amendments
       ------------------------------

MG Holdings, at the request of Monaco, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 3.4. Any such meeting or meetings shall be called and held in accordance with the bylaws of MG Holdings, the Share Provisions and all applicable laws.

3.6    Enurement
       ---------

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

3.7    Notices to Parties
       ------------------

     (a) All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

          c/o Monaco and MG Holdings:

                    20A Voyager Court South
                    Etobicoke, Ontario
                    M9W 5M7

                    Attention:         President
                    Telecopier No.:    416-213-9052

          c/o SVFI:

                    2345 Stanfield Road
                    Mississauga, Ontario
                    L4Y 3Y3

                    Attention:         President
                    Telecopier No.:    905-361-0122

     (b) Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.8    Counterparts
       ------------

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.9    Jurisdiction
       ------------

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3.10   Attornment
       ----------

Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction, and Monaco hereby appoints MG Holdings at its registered office in the Province of Ontario as attorney for service of process.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly
-------------------
executed as of the date first above written.

                                       SWEET VALLEY FOODS INC.

                                       By: /s/ Leo Couprie & /s/ Tyronne Ganpaul
                                          --------------------------------------
                                          Name:  Leo Couprie & Tyronne Ganpaul
                                          Title: Chairman & President

                                       MG HOLDING INC.

                                       By: /s/ Suzanne Lilly
                                          --------------------------------------
                                          Name:  Suzanne Lilly
                                          Title: CFO

                                       MONACO GROUP INC.

                                       By: /s/ Suzanne Lilly
                                          --------------------------------------
                                          Name:  Suzanne Lilly
                                          Title: CFO